As filed with the Securities and Exchange Commission on May 1, 2001
                                               Registration No. 333-44276

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 2
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                 CMGI, INC.
           (Exact name of Registrant as specified in its charter)


            Delaware                                       04-2921333
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)



                           100 Brickstone Square
                        Andover, Massachusetts 01810
                               (978) 684-3600
(Address, including zip code, and telephone number, including area code, of
                 Registrant's principal executive offices)

                             David S. Wetherell
        President, Chairman of the Board and Chief Executive Officer
                                 CMGI, Inc.
                           100 Brickstone Square
                        Andover, Massachusetts 01810
                               (978) 684-3600
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                 Copies to:

       William Williams II                        David T. Brewster
Vice President and General Counsel    Skadden, Arps, Slate, Meagher & Flom LLP
            CMGI, Inc.                            One Beacon Street
      100 Brickstone Square                  Boston, Massachusetts 02108
   Andover, Massachusetts 01810                    (617) 573-4825
          (978) 684-3600


         Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                              EXPLANATORY NOTE

         CMGI, Inc. (the "Registrant") has filed a registration statement on Form S-3 (Registration No. 333-44276) (the "Registration Statement") which originally registered 10,810,911 shares of common stock, par value $0.01 per share, of the Registrant for resale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant filed a Post-Effective Amendment No. 1 to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering. This Post-Effective Amendment No. 2 specifies 60,000 shares as the number of shares remaining unsold as of the termination of the offering.

                                 SIGNATURE

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on the 1st day of May, 2001.

                                   CMGI, INC.


                                   By: /s/ William Williams II
                                      ---------------------------------------
                                      William Williams II
                                      Vice President and General Counsel